UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following proposals were approved at the December 15, 2017 annual meeting of stockholders of Prism Technologies Group, Inc. (the “Company”):

1.

Election of Directors. Stockholders elected Dennis Chookaszian and Gregory Duman to serve as the Class III directors for a three year term expiring at the Company’s 2020 annual meeting of stockholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis Chookaszian	4,474,604	751,358	2,346,909
Gregory Duman	4.457,969	767,993	2,346,909

2.	Advisory Vote on Executive Compensation. Stockholders approved, on an advisory, non-binding basis, a resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,198,321	886,607	141,034	2,346,909

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
6,537,352	365,928	669,591	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: December 20, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary